Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Medalist Diversified REIT, Inc. and Subsidiaries

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statement of Medalist Diversified REIT, Inc. on Form S-8 (No. 333-228674 and 333-238483) of our report dated February 25, 2025, with respect to the statement of revenues and certain operating expenses of the United Rentals Property for the nine months ended September 30, 2024 and the year ended December 31, 2023, which appears in Form 8-K of Medalist Diversified REIT, Inc., dated February 25, 2025.

/s/ Cherry Bekaert LLP

Richmond, Virginia

February 25, 2025